SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 30, 2001 and
October 2, 2001

WESTERN WATER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18756	33-0085833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Washington Ave., Point Richmond, California (Address of Principal Executive Offices)	94801 (Zip Code)

(510) 234-7400

Registrant’s Telephone Number,
Including Area Code

N/A

Former Name or Former Address, if Changed Since Last Report

Item 6. Resignation of Registrant’s Director.
SIGNATURE
EXHIBIT 1
EXHIBIT 2

Item 6. Resignation of Registrant’s Director.

     (a)  By his letter dated September 30, 2001, Ronald I. Simon resigned as a Director of Western Water Company (the “Registrant”). On October 2, 2001, Mr. Simon sent the Registrant a letter requesting that his September 30, 2001 letter be filed with the Securities and Exchange Commission.

     According to his September 30, 2001 letter, Mr. Simon disagrees with the Registrant’s continuing course of operations that, he believes, is detrimental to the interests of all security holders. Mr. Simon states that he believes that the Registrant’s business model has failed and that, in his opinion, there are no signs that the current business plan will ever work in a way that can generate positive gross margins from the water marketing business. Accordingly, Mr. Simon states that management of Registrant should cease spending money on overhead and efforts to develop a water market, and should consider liquidating the company and returning as much as can be salvaged to the Registrant’s security holders.

     (b)  Management’s response:

     The Board of Directors and management of the Registrant have considered the liquidation scenario proposed by Mr. Simon and have determined that such a plan currently is not in the best interest of the various security holders of the Registrant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

WESTERN WATER COMPANY

Date: October 5, 2001	By:	/S/ MICHAEL PATRICK GEORGE

Michael Patrick George Chairman, President & Chief Executive Officer

Exhibits:

     1. Letter from resigning Director dated September 30, 2001

     2. Letter from former Director dated October 2, 2001